                                                                     Exhibit 2.1


                              AGREEMENT OF MERGER

       THIS AGREEMENT OF MERGER (hereinafter called "this Agreement"), executed as of the 31st day of December, 1996, by and among Topro, Inc., a Colorado corporation ("Topro"), on its behalf and on behalf of its wholly-owned subsidiary, Topro ACS Corp., a newly formed Pennsylvania corporation ("Newco"), and All Control Systems, Inc., a Pennsylvania corporation ("ACS").

       The Boards of Directors of Topro, Newco and ACS: deem it advisable for the mutual benefit of Topro, Newco and ACS, and their respective stockholders, that Topro acquire ACS by the merger of Newco into ACS under the terms and conditions hereinafter set forth, in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(2)(D) or (E) of the Internal Revenue Code of 1986, as amended (the "Code"); expect that this transaction will further certain of their business objectives; and have adopted resolutions authorizing the transactions contemplated by this Agreement.

       In consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                               ARTICLE ARTICLE I
                                   THE MERGER

       Section 1.1 Actions to be Taken. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as hereinafter defined) and pursuant to the Pennsylvania Business Corporation Act (the "Pennsylvania Statute"), the following shall occur:

              (a) Newco shall be merged with and into ACS (such transaction hereafter referred to as the "Merger"), and ACS shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of Newco shall cease upon filing of the Articles of Merger with the Pennsylvania Secretary of State, and thereupon ACS and Newco shall be a single corporation.

              (b) The Articles of Incorporation of ACS attached as Exhibit 1.1(b) hereto shall constitute the articles of incorporation of the Surviving Corporation.

              (c) The By-Laws of ACS in the form attached as Exhibit 1.1(c) shall constitute the by-laws of the Surviving Corporation.

              (d) The officers and directors of ACS shall resign on the Closing Date and the persons set forth on Schedule 1.1(d) shall be the officers and directors, respectively, of the Surviving Corporation until their successors shall have been elected and qualified.
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              (e)    On a date to be mutually agreed upon by the parties
       (the "Closing Date"), the parties shall execute the Exhibits and approve the Schedules to this Agreement. Facsimile signatures may be used for closing. On the Closing Date, Articles of Merger (the "Articles of Merger"), shall be executed and forwarded for filing to the Secretary of State of the Commonwealth of Pennsylvania. However, the effective date of the Merger for accounting purposes shall be November 30, 1996, which shall be referred to herein as the "Effective Time."

       Section 1.2 Conversion of ACS Securities; Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, 1,250 shares of ACS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 1,800,000 restricted shares (the "Base Share Consideration") of the common stock, par value $.0001 per share, of Topro ("Topro Common Stock"). If additional ACS shares are issued after the Effective Time but prior to the Closing Date, each such share shall be exchanged for __________ shares of Topro Common Stock (the "Additional Share Consideration"). The terms and conditions of the Additional Share Consideration shall be governed exclusively by the Agreement Concerning Additional Share Consideration attached hereto as Exhibit 1.2.

       Section 1.3 Escrow. The parties acknowledge that all shares issued under this agreement must be held in escrow pending the effective date of Topro's registration statement on Form S-3 (the "S-3") which currently is being reviewed by the Securities and Exchange Commission (the "SEC"). Therefore, the parties agree to the escrow described in this Section 1.3 and in Section 1.4, and the Base and Additional Share Consideration shall be subject to the Escrow Agreement attached hereto as Exhibit 1.3. Upon notification to Topro of the S-3's effectiveness, Topro shall immediately notify the escrow agent and all shares held in the Escrow, except as otherwise provided in Section 1.4, shall be promptly released to the ACS shareholders.

       Section 1.4 Deferred Tax Liability; Escrow. The parties anticipate that the termination of ACS' status as a Subchapter S corporation under the Code will result in a deferred tax liability related to the capitalized software costs reflected on the balance sheet of ACS, which deferred liability is related to a prior tax benefit to the ACS shareholders. The parties anticipate that the amount of the deferred tax liability related to the capitalized software assumed by Topro as of the Closing Date (the "Capitalized Software Deferred Tax") will total no more than $340,000. The parties believe that the Capitalized Software Deferred Tax will be reduced as Topro recognizes depreciation (for accounting purposes) on the capitalized software; provided however, that certain dispositions of the software within a period of five full fiscal years following the Closing Date would cause Topro to incur, as a tax liability, the balance of the Capitalized Software Deferred Tax as of the date of sale. The parties agree that any such future tax liability shall be borne one-half by Topro and one-half by the ACS shareholders pro rata according to their respective pre-merger interests in ACS. Therefore, the parties agree to the following Escrow provisions relating to the Capitalized Software Deferred
Tax:





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              (a)    After the S-3 is declared effective, there shall be
       retained in the Escrow that number of shares of the Base Share Consideration which, valued at $2.25 per share, is equal to one-half of the Capitalized Software Deferred Tax. Such shares shall be issued in the names of ACS shareholders in proportion to their ownership interests, and the ACS shareholders shall exercise all benefits and incidents of ownership; provided, however, that such shares shall be subject to the Escrow Agreement (which may consist of one or more Escrow Agreements) attached hereto as Exhibit 1.3.

              (b) Subject to the provisions of Section 1.4(c), the shares held in the Escrow shall be released in annual installments to the former ACS shareholders at the rate of one share for each $4.50 total reduction in the Capitalized Software Deferred Tax reflected on the June 30 audited financial statements of Topro; provided, however, that the release of shares shall be effected as though the amount of capitalized software costs as of the Closing Date are being or were to be fully amortized over a period not exceeding five years, as set forth in the Schedule of Product Amortization attached to and made a part of this Agreement as Schedule 1.4(b), regardless of Topro's adoption of a longer amortization period.

              (c) During the escrow period for the Escrow, in the event Topro's sale of the capitalized software to an unaffiliated third party at arm's length, or any other event or action either beyond the control of Topro or taken in the reasonable business judgment of Topro's Board of Directors, causes the Capitalized Software Deferred Tax to become a tax liability, shares held in the Escrow shall be cancelled at the rate of one share per $4.50 of the total tax liability incurred.

              (d) At any time while the Escrow remains in effect, the ACS shareholders shall have the option to replace the escrowed shares, valued at $2.25 per share, with cash or other collateral acceptable to Topro. Any cash or other collateral held in the Escrow shall be released to the ACS shareholders at the same rate as escrowed shares would be released.

              (e) In the event Fallon Tech (as defined below) or its assignees exercise the right to purchase a license in the PDI related technology, any Capitalized Software Deferred Tax which results from the purchase of such a license shall not be incurred by the ACS shareholders and shall not trigger the cancellation of any shares held in Escrow.

              (f) The cancellation of shares and/or forfeiture of any substitute collateral deposited to the Escrow shall be Topro's exclusive means to enforce the ACS shareholders' responsibility for payment of any tax liability related to the Capitalized Software Deferred Tax. The ACS shareholders shall not be required to contribute any additional Topro shares or other collateral to the Escrow.

              (g) In the event the guarantee by Kevin Fallon of any ACS obligation is called by the creditor due to default and the default is not cured by Topro or ACS within 30 days, then any shares remaining in the Escrow shall be released.





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       Section 1.5   Issuance and Delivery of Topro Common Stock.  Topro shall
cause the issuance of the Topro Common Stock upon surrender of certificates representing shares of ACS Common Stock. All shares of Topro Common Stock into which shares of ACS Common Stock are converted at the Closing Date pursuant to Sections 1.2, 1.3 and 1.4 (collectively, the "Merger Shares") shall be deemed, for all corporate purposes, to have been issued by Topro at the Closing Date. The Merger Shares may be held in escrow, as described above.

       Section 1.6 ACS Stock Transfer Books. At the Closing Date, the stock transfer books of ACS shall be closed and no transfer of ACS Common Stock shall thereafter be made on such stock transfer books until after the Effective Time.

       Section 1.7 Filing of Merger Documents. As soon as practicable after the Closing Date, ACS and Newco shall, in accordance with Section 1.1(e), cause the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Pennsylvania and ACS, Newco and Topro will take such other and further actions as may be required by the Pennsylvania Statute in connection with such filing and in order to complete the Merger.

       Section 1.8 Registration Rights. During the two year period commencing at the Effective Time, the Merger Shares shall be subject to "piggyback" and demand registration rights in accordance with the terms and limitations set forth in Sections 7.1 and 7.3. These rights shall be subject to the conditions imposed under the lock-up agreement required by Section 8.11.

       Section 1.9   Agreements Concerning PDI and Fallon Tech.

              (a) As of the date of this Agreement, PDI, an entity 70% owned by Kevin Fallon and members of his family, has acted as the sales agent for precision dispensing applications, products, technology and know how for the color process industry (together, the "Technology") developed by ACS. PDI or Fallon Technology Corporation, a Pennsylvania corporation to be formed and owned by Kevin Fallon and members of his family ("Fallon Tech") or its assignees, at Kevin Fallon's sole election, will remain the exclusive sales agent for the Technology in the color process industry for a period of three years following the Closing. During this period, no sales fees, commissions nor other compensation generated by sales of the Technology will be paid nor accrue to Mr. Fallon nor to members of his family. During this period, ACS/Topro shall remain the exclusive provider of system engineering associated with Fallon Tech sales, subject to Section 1.9(b) below.

              (b) In the event that ACS/Topro proves to be non-competitive in providing system engineering to support precision dispensing applications in the color industry, then PDI will have the right to seek commercial proposals from other qualified system integrators to provide system engineering for this market. A determination of "non-competitive" requires demonstration of inability to meet market price or delivery requirements on three consecutive projects substantially similar in scope and size. ACS/Topro will have the right





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       to approve the selection of any other provider of system engineering.
       Such approval may be granted for a portion of a project, a single project or a number of specific projects and such approval will not be unreasonably withheld. The approved provider of system engineering will be licensed for the engineering and installation of the Technology for the specific project(s) and will be contractually prohibited from any other use. ACS/Topro will in the case of providing such approval and granting the practice license receive a reasonable carried interest in the project value, not to exceed five percent, negotiated on a project by project basis.

              (c) Any dispute with respect to calculations to be made under this Section 1.10 which cannot be resolved by the parties will be resolved as by each party designating one arbitrator. The two arbitrators as so designated shall attempt to resolve the dispute by their mutual agreement, and if they do not succeed in reaching such agreement within 20 days of the designation of the latter of them, they shall name a third arbitrator and a decision of the majority of the arbitrators shall be final. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association and the cost of such arbitration shall be borne by Topro unless a majority of the arbitrators agree otherwise, in which case the respective parties agree to pay their share of such costs as directed by the majority of the arbitrators.

              (d) Topro and ACS shall enter into an agreement (the "Option Agreement") in the form attached hereto as Exhibit 1.9 granting Fallon Tech or its assignees an option, exercisable during the three month period commencing three years from the Closing Date, to purchase from ACS and Topro an exclusive royalty free perpetual license for color process applications of the Technology for a price equal to the value of unamortized software costs related to the Technology carried on the ACS and Topro books at the time of purchase. ACS and Topro will retain the rights to all applications of the Technology other than for color applications. In the event Fallon Tech or its assignees do not exercise this option, Fallon Tech or its assignees shall be entitled to a license to utilize the Technology and any enhancements thereto for color applications processes for a license fee equal to five percent of gross sales revenue over the remaining unamortized book life of the Technology.

       Section 1.10 Employment and Indemnification Agreements. Topro and Kevin Fallon shall enter into employment and indemnification agreements, both in the form attached hereto.

       Section 1.11 Exclusive Dealings. ACS agrees to negotiate with Topro exclusively until January 31, 1997 or such other date as the parties mutually agree.

                               ARTICLE ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF TOPRO AND NEWCO

       Topro and Newco represent, warrant to, and agree with, ACS as follows:





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       Section 2.1   Corporate Organization.  Topro and each of its
subsidiaries (hereafter in this Article II, Topro and its subsidiaries other than Newco are collectively referred to as "Topro") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. Topro is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Topro taken as a whole. Topro and Newco have each delivered to ACS a true and complete copy of their Articles of Incorporation and By-Laws.

       Section 2.2   Capitalization.

              (a) The authorized capital stock of Topro consists of 10,000,000 shares of Preferred Stock, par value $.0001 per share, and 200,000,000 shares of Common Stock, par value $.0001 per share, of which 9,126,189 shares of Common Stock were outstanding on December 26, 1996. All of the outstanding shares of Topro Common Stock have been validly issued and are fully paid and nonassessable. As of December 26, 1996, Topro had reserved authorized shares of Topro Common Stock for issuance pursuant to outstanding common stock purchase warrants, options and other rights as set forth on Schedule 2.2 of this Agreement. As detailed on Schedule 2.2, Topro has granted to the holders of certain of its outstanding securities certain rights to have such securities registered for public sale pursuant to the 1933 Act.

              (b) Except as set forth above, Topro does not have any shares of its capital stock issued or outstanding. Except as set forth above and on Schedule 2.2 hereof, Topro does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Topro to issue shares of its capital stock.

              (c) The authorized capital stock of Newco consists of 1,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding, all of which are owned of record and beneficially by Topro.

              (d) To the best knowledge of Topro management, Topro's outstanding securities have been issued in compliance with all applicable federal and state securities laws.

       Section 2.3 Authorization, Execution and Delivery. Topro and Newco each has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Topro and Newco and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; no other corporate proceedings on the part of Topro are necessary to authorize this Agreement and the transactions contemplated hereby.





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       Section 2.4   Reports; Accuracy of Information.  Topro has previously
furnished to ACS true and complete copies of: its Annual Report on Form 10-K for its fiscal year ended June 30, 1996, including audited financial statements; its Quarterly Report on Forms 10-QSB for the periods ended September 30, 1996, and all of its Current Reports on Forms 8-K filed since June 30, 1996 (each as amended), (collectively the "Topro Reports"). Each of the balance sheets included in the Topro Reports (including any related notes and schedules) fairly presents the consolidated financial position of Topro as of its date, and the other financial statements included in the Topro Reports (including any related notes and schedules), fairly present the consolidated results of operations or other information included therein of Topro for the periods or as of the dates therein set forth, and, with respect to the unaudited financial statements, all adjustments necessary for a fair presentation of results for such periods have been made. The audited statements have been prepared in accordance with generally accepted accounting principles consistently applied (except and unless otherwise stated therein). None of the Topro Reports contained, as of its date, any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       Section 2.5 Absence of Changes. Except as described in the Topro Reports, since September 30, 1996, there has not been any material adverse change in the financial condition, properties or business of Topro taken as a whole.

       Section 2.6 Compliance with Laws. To the best knowledge of Topro management, the business of Topro is not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, properties or businesses of Topro taken as a whole.

       Section 2.7 Legal Proceedings. Except for matters, if any, referred to in the Topro Reports or on Schedule 2.7 hereto, (i) no material investigation or review by any governmental entity with respect to Topro is pending or, to the best of Topro's knowledge, threatened, nor has any governmental entity indicated to Topro an intention to conduct the same, and
(ii) there is no action, suit or proceeding pending or, to the best of Topro' knowledge, threatened against or affecting Topro at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate is likely to result in any material adverse change in the financial condition, properties or businesses of Topro taken as a whole.

       Section 2.8 Validity of Merger Shares. All of the Merger Shares to be issued in the Merger pursuant to Section 1.2 will, upon such issuance, be validly issued and outstanding, fully paid and nonassessable. The Merger Shares, including shares held in the Escrow, shall be issued in compliance with all applicable state and federal securities laws.





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       Section 2.9   Continuity of Business Enterprise.  Topro will continue at least one significant historic business line of ACS, or use at least a significant portion of ACS' historic business assets in a business, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

                              ARTICLE ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ACS

       ACS represents, warrants to, and agrees with, Topro and Newco as follows:

       Section 3.1 Corporate Organization. ACS and each of its subsidiaries, which are listed on Schedule 3.1 hereto, are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties. Except as set forth on Schedule 3.1, ACS has no subsidiaries. Each such corporation has the requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. ACS has previously delivered to Topro a true and complete copy of its Articles of Incorporation and Bylaws and those of each of its subsidiaries.

       Section 3.2 Capitalization. The authorized capital stock of ACS consists of 5,000,000 shares of Common Stock ("ACS Common Stock"). As of the date of this Agreement there are 1,250 shares of ACS Common Stock issued and outstanding. All of the outstanding shares of ACS Common Stock have been validly issued and are fully paid and nonassessable. As of the date hereof, ACS has reserved no shares of ACS Common Stock for issuance. Except as set forth above ACS does not have any shares of its capital stock issued or outstanding. ACS does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating ACS to issue shares of its capital stock.

       Section 3.3 Authorization, Execution and Delivery. Except as set forth in Schedule 3.3, ACS has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and shareholders, and no other corporate proceedings on the part of ACS or its subsidiaries are necessary to authorize this Agreement and the transactions contemplated hereby. Neither ACS nor any of its subsidiaries is subject to or obligated under any charter, by-law or contract provision or any note, mortgage, lease, agreement, bond, indenture, instrument, license, franchise or permit, or subject to any order, judgment, injunction, writ or decree, which would be breached or violated by the execution or consummation of this Agreement. Other than in connection with or in compliance with the provisions and requirements of the Pennsylvania Statute, the 1933 Act , and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body or authority is necessary for the completion by ACS of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on ACS' business.





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
       Section 3.4 Accuracy of Information. ACS has previously furnished to Topro true and complete copies of audited financial statements ("ACS audited statements") for the fiscal year ended December 31, 1995 and the unaudited, consolidated financial statements as of and for the period ended September 30, 1996, ("ACS unaudited statements"). The ACS audited statements and the ACS unaudited statements are at times collectively referred to as the "ACS Reports." Each of the balance sheets included in the ACS audited statements and the ACS unaudited statements (including any related notes and schedules) fairly presents the financial position of ACS as of its date and the other financial statements included in the ACS Reports (including any related notes and schedules) fairly present the results of operations or other information included therein of ACS for the periods or as of the dates therein set forth and, with respect to the ACS unaudited statements, all adjustments necessary for a fair presentation of results for such periods have been made. The ACS audited statements have been prepared in accordance with generally accepted accounting principles consistently applied (except and unless otherwise stated therein). Neither the ACS audited statements nor the ACS unaudited statements contains any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All project contracts and job orders reflected on the books of ACS at June 30, 1996 are bona fide.

       Section 3.5 Absence of Changes. Except as described in Schedule 3.5, since September 30, 1996, there has not been any material adverse change in the working capital, financial condition, assets, liabilities, reserves, business, operations or prospects of ACS or any of its subsidiaries, and neither ACS nor any of its subsidiaries has:

              (a)    waived or surrendered any right of material value;

              (b) discharged or satisfied or paid any material lien or encumbrance or debt or obligation other than current liabilities in the ordinary course of business;

              (c) authorized or made any capital expenditures or commitments for capital expenditures exceeding in the aggregate $10,000;

              (d) assumed, guaranteed, or agreed to assume or guarantee, any material debt, liability or other obligation of any person, firm or corporation;

              (e) made, declared or authorized any dividends or other distribution on any shares of the capital stock;

              (f) engaged in any material transaction outside the ordinary course of business;

              (g) entered into or extended any employment contract with any officer or employee for a term extending beyond the Effective Time;

              (h) paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined in the rules and regulations under the 1933 Act);

              (i) made any material change in any method of accounting or accounting practice;

              (j) made any material change in any pension, retirement, profit-sharing or other employee benefit plan or arrangement;

              (k) incurred any material indebtedness or leasehold expense except in the ordinary course of business;

              (l) agreed, whether in writing or otherwise, to do any of the foregoing; or

              (m) suffered any damages, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of ACS and its subsidiaries taken as a whole.

       Section 3.6 Compliance with Laws. To the best knowledge of ACS' management, the business of ACS and each of its subsidiaries is not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, including, but not limited to laws, ordinances or regulations relating to environmental protection, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on ACS' business taken as a whole. There is no past or present violation known to ACS of any law, ordinance or regulation relating to environmental protection, whether or not such violation is expected to have a material adverse effect on ACS' business.

       Section 3.7 Legal Matters. Except as described on Schedule 3.7, to the best knowledge of ACS' management: (i) there is no material investigation or review by any governmental entity with respect to ACS or any of its subsidiaries threatened or pending, nor has any governmental entity indicated an intention to conduct the same, and (ii) there is no action, suit or proceeding threatened or pending against or affecting ACS or any of its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate is likely to result in any material change in ACS' business.

       Section 3.8   Material Agreements and Plans; ERISA.  Attached as
Schedule 3.8 hereto is an accurate and complete list, setting forth all material leases, contracts, mortgages, deeds of trust, loans, commitments, undertakings and other agreements and plans, including any open contracts and purchase orders, bonus, deferred compensation, pension, profit-sharing, retirement or other benefit plan, to which ACS on any of its subsidiaries is a party or is subject, and ACS does not know of any material default or defaults under any of such agreements or plans on the part of any party subject thereto. Except as set forth on
Schedule 3.8 hereto, neither ACS nor any of its subsidiaries now has or ever has had in effect any "Plan" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor incurred any liability under, nor been in violation of, ERISA.

       Section 3.9 Continuation of Business. There are no events that, to the best knowledge of ACS, threaten to materially disrupt, prevent or impair the conduct of the business of ACS and its subsidiaries or which would disrupt the ability of the Surviving Corporation, as a subsidiary of Topro, to continue to conduct the business currently being conducted by ACS and its subsidiaries.

       Section 3.10 Tax Returns. ACS and each of its subsidiaries have duly filed all tax reports and returns which have been required to be filed by them and have duly paid or adequately reserved for all taxes and other charges shown on such reports and returns to be due or claimed to be due from them by federal, state or other taxing authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such federal, state, local or other income tax returns for any period.

       Section 3.11 Absence of Undisclosed Liabilities. Neither ACS nor any of its subsidiaries has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not disclosed on the ACS unaudited financial statements. To the best knowledge of ACS' management, ACS and each of its subsidiaries is in substantial compliance with all laws and regulations applicable to operation of its business and all contracts and agreements by which it is bound.

       Section 3.12 Accounts Receivable. As of Effective Time all accounts receivable reflected on the books of ACS are bona fide, good and collectible and without set-off or counterclaim except as set forth on Schedule 3.12. Attached hereto as Exhibit 3.12 is a listing of ACS's accounts payable and accounts receivable as of December 31, 1996.

       Section 3.13 Ownership of ACS Common Stock. All of the issued and outstanding shares of ACS Common Stock are owned of record and beneficially by the ACS Shareholders as set forth on Schedule 3.13.

       Section 3.14  Project Contracts and Job Orders.  Except as described in
Schedule 3.14, all project contracts and job orders reflected on the books of ACS are bona fide and without set-off.

       Section 3.15 Employment Practices. ACS and each of its subsidiaries is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the best knowledge of ACS' management there are no actual or threatened claims of employees or former employees of ACS or any of its subsidiaries. To ACS' knowledge, there are no pending investigations involving ACS or any of its subsidiaries by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. To the best of ACS's knowledge there is no unfair labor practice charge or complaint against ACS or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best knowledge of ACS, threatened against or involving ACS or any of its subsidiaries or any predecessor entity, and none has ever occurred. To the best knowledge of ACS, there is no union organization activity with respect to the employees of ACS or any of its subsidiaries. No collective bargaining agreement or modification thereof is currently being negotiated by ACS or any of its subsidiaries. No grievance or arbitration is pending under any expired or existing collective bargaining agreements of ACS or any of its subsidiaries.

                               ARTICLE ARTICLE IV
                                COVENANTS OF ACS

       Section 4.1 Regular Course of Business. Except as otherwise consented to in writing by Topro, prior to the Effective Time, ACS and each of its subsidiaries will carry on its business in the ordinary course only, and, without limiting the generality of the foregoing, ACS and each of its subsidiaries will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships with customers, suppliers and other persons having business dealings with it.

       Section 4.2 Restricted Activities and Transactions. Except as described in Schedule 4.2 or as otherwise consented to in writing by Topro, or contemplated by Section 8.11 hereof, prior to the Closing Date, neither ACS nor any of its subsidiaries will:

              (a) amend its certificate or articles of incorporation or bylaws;

              (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of capital stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of capital stock;

              (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

              (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

              (e) incur or assume or authorize or commit to any expenditure(s) in excess of $10,000 in the aggregate other than in the ordinary course of business;

              (f) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

              (g) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

       Section 4.3 Advice of Changes. Until the Closing Date, ACS will promptly advise Topro in writing (i) after acquiring knowledge thereof, of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of ACS contained in this Agreement, if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect and (ii) of any material adverse change in ACS' business.

       Section 4.4 Access to Records and Properties. Topro may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of ACS, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of ACS. ACS agrees to furnish such assistance as Topro reasonably may request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Topro and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of ACS and the work papers and other records of its independent public accountants and shall provide to Topro such other information concerning the business of ACS as Topro reasonably may request. Any such review described in this section shall be undertaken during normal business hours following reasonable notice to ACS.

       Section 4.5 Brokerage. ACS has retained no broker or finder to assist it in the transactions contemplated hereby, and owes no person a commission, brokerage fee, or finders' fee as a result hereof. ACS will indemnify and hold Topro harmless from any claim for brokerage or finder's or investment advisor's fees or commissions arising out of the transactions contemplated hereby by any person claiming to have been engaged by ACS.

                               ARTICLE ARTICLE V
                               COVENANTS OF TOPRO

       Section 5.1 Advice of Changes. Topro will promptly advise ACS in writing after acquiring knowledge thereof, (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Topro contained in this Agreement, if made on or as of the date of such event or at the Effective Time, untrue or inaccurate in any material respect and (ii) of any material adverse change in the business of Topro and its significant subsidiaries taken as a whole.

       Section 5.2 Brokerage. Topro has utilized the services of Bathgate McColley & Associates LLC in connection with this transaction, and Topro shall be solely responsible for payment of fees due to Bathgate McColley & Associates LLC. Other than Bathgate McColley & Associates LLC, Topro has retained no broker or finder to assist it in the transactions contemplated hereby, and owes no person a commission, brokerage fee, or finders' fee as a result hereof. Topro will indemnify and hold ACS and the ACS shareholders harmless from any claim for brokerage or finder's or investment advisor's fees or commissions arising out of the transactions contemplated hereby by any person claiming to have been engaged by Topro.

       Section 5.3 Conduct of Business of Newco. From the date of this Agreement to the Closing Date, Newco shall not engage in any activities of any nature except as contemplated by this Agreement.

       Section 5.4 Guarantee of Newco Obligations. Topro shall cause Newco to perform in a timely manner all its obligations, and to comply with all its agreements, in this Agreement and in the Articles of Merger.

       Section 5.5 Employment and Compensation of Certain Persons. On or prior to the Closing Date, Topro and ACS will determine which of the current employees of ACS will become employees of the Surviving Corporation and the compensation and benefits to be paid to such employees, to be listed on
Schedule 5.5.

       Section 5.6 Access to Records and Properties. ACS may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Topro, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Topro. Topro agrees to furnish such assistance as ACS may reasonably request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, ACS and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of Topro and the audit work papers and other records of its independent public accountants and shall provide to ACS such other information concerning Topro's business as ACS may reasonably request.

       Section 5.7 Regular Course of Business. Prior to the Closing Date, Topro will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships with customers, suppliers and other persons having business dealings with it.

       Section 5.8 Restricted Activities and Transactions. Except as set forth on Schedule 5.8 hereof, prior to the Closing Date, Topro will not:

              (a) amend its certificate or articles of incorporation or bylaws;

              (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of Topro or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of Topro Common Stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of Topro Common Stock;

              (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

              (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

              (e) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

              (f) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

                               ARTICLE ARTICLE VI
                                MUTUAL COVENANTS

       Section 6.1 Confidentiality. Topro and ACS will use their best efforts to keep confidential any and all information furnished to one of them by the other or such other's representatives or independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation referred to in Section 4.4 and
Section 5.6, except to the extent any such information may be generally available to the public, and Topro and ACS have instructed their respective officers, employees and other representatives having access to such information to comply with the obligation of confidentiality. In the event of termination of this Agreement, each of Topro and ACS will promptly deliver to the other all originals and copies of documents, work papers and other material containing information concerning the other that was obtained from the other or its agents, employees or representatives in connection with such transactions or business and financial review and investigation, whether so obtained before or after the execution hereof, will not use any information so obtained, will not disclose or divulge such information to any other person and will keep confidential any information so obtained; provided, however, that (after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to the other parties to this Agreement specifying the information involved and the manner and extent of the proposed use of disclosure thereof) (i) any disclosure of such information may be made by a party hereto to the extent required by applicable law or regulation or judicial or regulatory process and (ii) such information may be used by such party as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any transaction contemplated hereby. The obligations arising under this Section 6.1 shall survive any termination or abandonment of this Agreement. This paragraph does not abrogate the rights of any party to this Agreement to petition a court for a determination of whether certain information should not be publicly disclosed.

       Section 6.2 Expenses. Whether or not the Merger is consummated, each party shall bear its own costs and expenses in connection with this Agreement.

       Section 6.3 Public Announcements. ACS and Topro agree, recognizing that Topro has an obligation to disseminate material information to the public and to its shareholders, that they will, to the maximum extent feasible, advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement and any transaction contemplated by this Agreement.

       Section 6.4 Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as any other party may reasonably require in order to carry out the intent of this Agreement.

                              ARTICLE ARTICLE VII
                              REGISTRATION RIGHTS

       Section 7.1 Piggyback Registration Rights. During the two year period commencing at the Closing Date, whenever Topro files a registration statement under the 1933 Act (including a "post-effective amendment" to a previous registration statement) which relates to a current offering of securities of Topro or any securityholder of Topro (except in connection with an offering on Forms S-4 or S-8, or any other inappropriate form(s)), Topro shall offer to the ACS Shareholders the opportunity to register or qualify the Merger Shares for public sale; provided, however, that if the offering to which the proposed registration statement relates is an underwritten offering and such underwriter objects to the inclusion of the Merger Shares in such registration statement, Topro shall be under no obligation to include the Merger Shares unless shares held by other selling securityholders are included therein, in which case the ACS Shareholders shall be entitled to have their Merger Shares included pro rata with all other selling securityholders whose shares are to be included in the registration statement. The Company shall give at least 30 days' prior written notice to the ACS Shareholders of Topro's intention to file a registration statement under the 1933 Act, which notice shall constitute an offer to the ACS Shareholders to have their Merger Shares included in such registration statement, and the ACS Shareholders shall notify Topro in writing within ten days thereafter if the ACS Shareholders desire to accept such offer. Neither the delivery of such notice nor the acceptance by the ACS Shareholders of such offer shall obligate Topro to file such registration statement and, notwithstanding the actual filing of the registration statement, Topro may at any time prior to its effectiveness elect not to pursue the registration without liability to the ACS Shareholders. In the event of registration hereunder, Topro will pay all expenses necessary to effect registration, including, without limitation, printing costs, blue sky filing fees, other filing fees and fees and disbursements of counsel and accountants for Topro; excluding, however, selling expenses of the ACS Shareholders, such as commissions or underwriting discounts.

       Section 7.2  Information for Registration Statement.  The Merger
Shares held by the ACS Shareholders may be excluded from a registration statement at the election of Topro in the event all information about such shareholders reasonably necessary for Topro and its counsel to prepare the registration statement is not furnished by the ACS Shareholders, after the ACS Shareholders, upon written request of Topro or its counsel, has been given a reasonable amount of time (not less than ten business days from the date such request has been sent to the ACS Shareholders) to transmit the requested information to Topro and/or its counsel.

       Section 7.3 Demand Registration Rights. Subject to any relevant SEC restrictions on filing, at any time after February 21, 1997, upon request of the holders of at least 75% of the Merger Shares, Topro shall file, one time only, at its expense, a registration statement under the 1933 Act to register or qualify the Merger Shares for public sale on behalf of the ACS Shareholders.

       Section 7.4 Indemnification of Topro. In the event of any registration of the Merger Shares under the 1933 Act, the ACS Shareholders will agree to indemnify and hold harmless Topro and each affiliate and controlling person, as defined by the 1933 Act, of Topro, each officer or employee of Topro who signs the registration statement, each director of Topro, any agent of Topro and each underwriter, and any and all affiliates and controlling persons, as defined by the 1933 Act, of such persons against any and all such losses, claims, damages or liabilities as the ACS Shareholders and other selling securityholders are indemnified against by Topro and will reimburse Topro and each of the foregoing persons for any losses, claims, damages or liabilities (or actions in respect thereof) and for any legal or any other expenses incurred by each such person, if the untrue statement or alleged untrue statement or omission or alleged omission of material fact in respect of which such loss, claim, damage or liability is asserted was made in reliance solely upon and in conformity with information furnished to Topro in writing by the ACS Shareholders or on its behalf specifically for use in connection with the preparation of such registration statement or prospectus.

       Section 7.5 Indemnification of ACS Shareholders. In the event of any registration under the 1933 Act of any of the Merger Shares, Topro will agree to indemnify and hold harmless the ACS Shareholders and each agent, underwriter, and each other affiliate and controlling person of the ACS Shareholders, within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, and for any legal or other expenses incurred by the ACS Shareholders to which the ACS Shareholders or such underwriter or affiliate or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):

                 (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, at the effective date of such registration statement, in any such registration statement, any preliminary prospectus or final prospectus contained therein or any amendment thereof or supplement thereto, or any document incident to registration or qualification of the shares covered thereby under state securities or blue sky laws; or

                 (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or any violation by Topro of the 1933 Act or state securities or blue sky laws applicable to Topro and relating to any action or inaction required by Topro in connection with such registration or qualification under such state securities or blue sky laws;

provided, however, that Topro will not be liable in any such case to any indemnified person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of any material fact made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement, or any document incident to registration or qualification under state securities or blue sky laws, in reliance upon and in conformity with any information furnished in writing to Topro or its counsel by such indemnified person specifically for use in the preparation thereof or if such loss, claim, damage, liability or action arose out of the violation of any duty to which the ACS Shareholders may be subject, including the obligation to deliver a copy of any prospectus, supplement or amendment to a purchaser of the Merger Shares and such prospectus, supplement or amendment was made available to the ACS Shareholders by Topro.

                              ARTICLE ARTICLE VIII
                  CONDITIONS TO OBLIGATIONS OF TOPRO AND NEWCO

         The obligations of Topro and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 12.2, at the Closing Date and at the Effective Time, of the following conditions:

         Section 8.1 Representations and Warranties True. The representations and warranties of ACS contained in this Agreement shall be in all material respects true and accurate as of the date when made and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date and the Effective Time as if made at such time.

         Section 8.2 Performance of Covenants. ACS shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at the Closing Date and the Effective Time.

         Section 8.3 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or that would limit or affect Topro's right to the ownership of ACS; no suit, action, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Topro, Newco or ACS that challenges the validity or legality, or seeks to restrain the completion, of the transactions contemplated hereby or that seeks damages or other relief in respect thereof or seeks to limit or otherwise affects Topro's right to the ownership of ACS; and no written advice shall have been received by Topro, Newco, ACS or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is completed or sought to be completed, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Topro's right to the ownership of ACS.

         Section 8.4 Approvals and Consents. Any consents or approvals of any persons who are parties to contracts or other agreements to which ACS is also a party or to which material properties of ACS are subject, the granting of which is necessary for the completion of the Merger or for preventing the termination of any right, privilege, license or agreement of ACS that is material to the business of ACS, or to prevent any material loss or disadvantage to the business of ACS by reason of the Merger, shall have been obtained, no such consents or approvals shall have imposed a condition to such consent or approval that in the reasonable opinion of Topro is unduly burdensome to the consolidated financial position or operations of Topro or to the business of ACS.
         Section 8.5 Shareholder Approval and Investment Letters. The ACS Shareholders shall have approved the Merger without exercising dissenter's rights, and shall have executed a Subscription Agreement and Investment Representation Letter in the form attached hereto as Exhibit 8.5.

         Section 8.6 Opinion of Counsel. ACS shall have delivered to Topro and Newco an opinion of counsel of recognized standing, dated the Closing Date and addressed to Topro and Newco, and in form and substance reasonably satisfactory to Topro, to the effect that based upon a review by them of the Agreement, including all Exhibits and Schedules thereto, ACS' certificate of incorporation, bylaws, and relevant corporate proceedings and contracts, and examination of such statutes they deem necessary and such other investigation by such counsel as they deem necessary to express such opinion on the matters described in Exhibit 8.6.

         Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditor's rights generally and by equitable principles.

         Section 8.7 Certificate. ACS shall have furnished Topro with a certificate of ACS in the form attached hereto as Exhibit 8.7, signed by its President and its Chief Operating Officer and attested to by its Secretary or any Assistant Secretary to the effect that ACS' representations and warranties contained in this Agreement were in all material respects true and accurate as at the date when made and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date and the Effective Time as though such representations and warranties were made at such time and that ACS has performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by it prior to or at the Closing Date and the Effective Time.

         Section 8.8 Financial Condition of ACS. At the Closing Date and the Effective Time, there shall have been no material adverse change in the business, prospects or condition, financial or otherwise of ACS, and ACS' financial condition has not adversely changed materially from that described in the unaudited financial statements previously supplied to Topro. At the Closing Date ACS accounts payable will be in form and term acceptable to Topro.

         Section 8.9 Financial Information of ACS. At the Closing Date, Topro shall be satisfied that ACS has demonstrated its ability to provide financial records and information sufficient to permit the timely preparation of financial statements required to be filed by Topro pursuant to the 1934 Act.

         Section 8.10 Availability of Exemptions. At the Closing Date, Topro shall be reasonably satisfied that an exemption from the registration requirements of the 1933 Act and applicable Blue Sky laws for the Merger existed at the time any offer to the ACS Shareholders of Topro Common Stock was made and that an exemption continues to exist at the Closing Date.

         Section 8.11 Lock-up Letter.   Each of the ACS Shareholders shall have
executed the Lock-up Letter, in the form attached to this Agreement as Exhibit
8.11. The restrictions imposed by the Lock-up Letter do not preclude restrictions on resale which apply under the 1933 Act, nor modify the two-year holding period which will apply, absent registration of the Merger Shares, under Rule 144 of the 1933 Act as currently in effect.

         Section 8.12 Indemnification and Hold Harmless Agreements. Topro shall have received Indemnification and Hold Harmless Agreements in the form attached hereto as Exhibit 8.12 executed by each executive officer and director of ACS in their individual capacities, which agreements shall provide in substance that Topro will be indemnified and held harmless by said persons for a period of two years from the Effective Time for any liabilities, penalties, claims or other obligations existing at any time from ACS' date of incorporation through the Effective Time which such persons knew of or should have known of after due inquiry and which are not disclosed in ACS' unaudited financial statements or elsewhere herein.

         Section 8.13 Due Diligence Review of ACS . Prior to the Closing Date, Topro shall have completed a due diligence review of ACS' business and financial condition, including projected cash flow, backlog, and other relevant factors, the results of which are satisfactory to Topro in its sole discretion.

         Section 8.14 Agreement for Exclusive Sales Representation. ACS shall have entered into an Agreement for Exclusive Sales Representation in the form attached hereto as Exhibit 8.14 with Fallon Tech for a three year period commencing the Closing Date.

         Section 8.15 Employment and Indemnification Agreements. Topro shall have entered into an Employment Agreement and an Indemnification Agreement with Kevin Fallon in the forms attached hereto as Exhibits 8.15(a) and (b).

                               ARTICLE ARTICLE IX
                         CONDITIONS TO ACS' OBLIGATIONS

         The obligations of ACS under this Agreement to complete the Merger shall be subject to the satisfaction, or to the waiver by ACS in the manner contemplated by Section 12.2, at or before the Effective Time, of the following conditions:

         Section 9.1 Representations and Warranties True. The representations and warranties of Topro and Newco contained in this Agreement shall be in all material respects true and accurate as of the date when made and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date and the Effective Time, as if made at such time.

         Section 9.2 Performance of Covenants. Topro and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by each prior to or at the Closing Date and the Effective Time.

         Section 9.3 No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the Merger, no suit, action, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Topro, Newco or ACS that challenges the validity or legality, or seeks to restrain the completion of the Merger, and no written advice shall have been received by Topro, Newco, ACS or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is completed or sought to be completed, be filed seeking to invalidate or restrain the Merger.

         Section 9.4 Approvals and Consents. The approval of the shareholder of Newco and of the shareholders of ACS required to approve the Merger and all approvals of applications to public authorities, Federal, state, local or foreign, the granting of which is necessary for the completion of the Merger, shall have been obtained, and all waiting periods specified by law shall have passed.

         Section 9.5 Approval by Topro's Board of Directors. Topro's Board of Directors shall have approved the Merger.

         Section 9.6 No Change in Financial Condition. Topro's financial condition shall not have changed materially from that described in its Form 10-QSB for the quarter ended September 30, 1996.

         Section 9.7 Due Diligence Review of Topro. ACS shall have completed a due diligence review of Topro's business and condition, the results of which are satisfactory to ACS in its sole discretion.

         Section 9.8 Approval by Topro's Board of Directors/Stock Options. Topro's Board of Directors shall have approved the Merger and shall have approved, subject to Topro shareholder approval at the next meeting of Topro shareholders, adopted a new stock option plan, intended to comply with the provisions of Section 16b-3 of the Securities Exchange Act of 1934 available to provide certain exemptions from "short-swing" profit liability in connection with options granted under the plan and, if deemed advisable by the Board, permitting the grant of "incentive" options in compliance with Code provisions, and providing for the grant of 150,000 compensatory options to key management and other employees of ACS as designated in Schedule 9.8 attached hereto by ACS management.

         Section 9.9 Certificates. Topro and Newco shall have furnished ACS with certificates of Topro and Newco, respectively, signed for Topro by its President or any Vice President, its Controller and attested to by its Secretary or any Assistant Secretary, and for Newco by its President or any Vice President and its Secretary or any Assistant Secretary, to the effect that the respective representations and warranties of such corporations contained in this Agreement were in all material respects true and accurate as of the date when made and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date and the Effective Time as though such representations and warranties were made at the Closing Date and the Effective Time, and that such corporations have respectively performed and complied in all material respects with all terms, covenants and provisions of this Agreement required to be performed or complied with by them prior to or at the Closing Date and Effective Time.

         Section 9.10 Opinion of Counsel. Topro shall have delivered to ACS an opinion of counsel of recognized standing, dated the Closing Date and addressed to ACS, and in form and substance reasonably satisfactory to ACS, to the effect that based upon a review by them of the Agreement, including all Exhibits and Schedules thereto, Topro's certificate of incorporation, bylaws, and relevant corporate proceedings and contracts, and examination of such statutes they deem necessary and such other investigation by such counsel as they deem necessary to express such opinion on the matters described in Exhibit 9.10.

         Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditor's rights generally and by equitable principles.

                               ARTICLE ARTICLE X
                             CLOSING; CLOSING DATE

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article XI hereof, a closing (the "Closing") will be held as soon as practicable after the execution of this Agreement at the offices of Topro, Inc. in Denver, Colorado, or such other place as may be mutually satisfactory to the parties. At such time and place, the documents referred to in Articles VIII and IX will be exchanged by the parties and, as soon as practicable thereafter, the Articles of Merger will be filed by ACS and Newco with the Secretary of State of Pennsylvania. The exchange of documents at Closing may be effected through simultaneous delivery of executed documents in counterpart and by use of facsimile signatures.

                               ARTICLE ARTICLE XI
                                  TERMINATION

         Section 11.1 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned before the Closing Date, notwithstanding any approval of this Agreement by the shareholders of the parties:

                 (a)  by the mutual consent of Topro, Newco and ACS;

                 (b) by Topro, Newco or ACS at any time after January 31, 1997 or such later date as shall have been agreed to in writing by the parties, if at the time notice of such termination is given the Merger for any reason shall not have become effective;

                 (c) by Topro or Newco if there has been a material misrepresentation or material breach on the part of ACS in the representations, warranties and covenants of ACS set forth herein, or if there has been any material failure on the part of ACS to comply with its obligations hereunder,

                 (d) by ACS if there has been a material misrepresentation or material breach on the part of Topro or Newco in the representations, warranties and covenants of Topro or Newco set forth herein, or if there has been any material failure on the part of Topro or Newco to comply with its obligations hereunder,

                 (e) by Topro or ACS if in the good faith judgment of the Board of Directors of Topro or ACS , respectively, it is inadvisable or impracticable to proceed with the Merger by reason of the threat, institution or pendency of a formal investigation or legal proceedings to restrain or prohibit completion of the Merger or to obtain other relief in connection with this Agreement, or

                 (f) by Topro or ACS if due diligence conducted by either such party is deemed unsatisfactory in such party's sole and absolute discretion.

         The exercise of the power of termination provided for by this Section
11.1 will be effective only after written notice thereof, signed on behalf of the party for which it is given by its duly authorized officer, shall have been given to the other parties and such power may be exercised only by the Board of Directors of the party on whose behalf such written notice is given. If this Agreement is terminated in accordance with this Section 11.1, then the Merger shall be abandoned without further action by ACS and Newco, and their officers shall not file the Articles of Merger with the Secretary of State of Pennsylvania.

         Section 11.2 Liability Upon Termination. In the event of termination and abandonment of the Merger pursuant to Section 11.1(a), (b) or (e), no party hereto shall have any liability or further obligation to another party except as provided in Sections 4.5, 5.2, 6.1 and 6.2.

                              ARTICLE ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         Section 12.1 Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of ACS, Topro and Newco pursuant to action by their respective officers, duly authorized by their respective Boards of Directors, by an appropriate written instrument executed at any time prior to the Effective Time.

         Section 12.2 Materiality Threshold.  An event or matter shall be
considered material:   (i)with respect to ACS' business if it could result in
reduction in assets, increase in liabilities or reduction in revenues of at least $10,000 on an individual basis or $30,000 in the aggregate; and (ii)with respect to Topro's business if it could result in reduction in assets, increase in liabilities or reduction in revenues of at least $50,000 in the aggregate.

         Section 12.3 Mediation and Arbitration. Any disputes arising in connection with this Agreement shall be resolved first by mediation, and if no resolution can be attained, then by binding arbitration in accordance with the rules of the American Arbitration Association.

         Section 12.4 Waiver of Compliance. To the fullest extent permitted by law, each of Topro, Newco and ACS may, pursuant to action by its respective officers, duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants, or waive any of the conditions to its obligations, contained herein. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 12.5 Survival of Representations and Warranties. The respective representations and warranties of each party hereto contained in Articles II and III shall be extinguished by and shall not survive the Closing. The other representations contained herein shall survive the Closing for a period of two years.

         Section 12.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 12.7 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflict of laws.

         Section 12.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, or on the business day following the day on which sent by overnight courier or on the third business day following the date on which so mailed:

                 If to Topro or Newco:
                          Topro, Inc.
                          ATTN:  John Jenkins, President
                          2525 W. Evans Ave.
                          Denver, Colorado  80219
                          Facsimile:   (303) 935-8850

                 with a copy to:
                          Brenman Key & Bromberg, P.C.
                          ATTN:  Donna A. Key, Esq.
                          1775 Sherman St., Suite 1001
                          Denver, Colorado  80203
                          Facsimile:   (303) 839-1633

                 If to ACS :
                          All Control Systems, Inc.
                          ATTN:  Kevin Fallon, President
                          905 Airport Road
                          West Chester, PA 19380
                          Facsimile:   (610) 696-9115

                 with a copy to:
                          Jay M. Starr, Esq.
                          6 S. Bryn Mawr Avenue, Suite 101
                          Bryn Mawr, PA  19010
                          Facsimile:  (610) 526-1601

         Section 12.9 Descriptive Headings. The descriptive headings are for convenience of reference only and sell not control or affect the meaning or construction of any provision of this agreement.

         Section 12.10 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise, without the written consent of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                                        TOPRO, INC.
Attest:

                                        By:
-------------------------                  -----------------------------------
                                           John Jenkins, President

                                        TOPRO ACS CORP.
Attest:

                                        By:
-------------------------                  -----------------------------------
                                           John Jenkins, President


                                        ALL-CONTROL SYSTEMS, INC.
Attest:

                                        By:
-------------------------                  -----------------------------------
                                           Kevin Fallon, President

                                LIST OF EXHIBITS

1.1(b)   Articles of Incorporation of ACS

1.1(c)   Bylaws of ACS

1.2      Agreement Concerning Additional Share Consideration

1.3      Escrow Agreement

1.9      Option Agreement

3.12     ACS Accounts Payable & Accounts Receivable as of December 31, 1996

8.5      Subscription Agreement and Investment Representation Letter - ACS
         Shareholders

8.6 Matters to be included in Jay M. Starr, Attorney-at-Law, PC, Opinion of Counsel

8.7      ACS Closing Certificate

8.11     Form of Lock-up Letter - ACS Shareholders

8.12 Form of Indemnification and Hold Harmless Agreement - ACS Executive Officers and Directors

8.14     Agreement for Exclusive Sales Representation

8.15(a)  Form of Employment Agreement for Kevin Fallon

8.15(b)  Form of Indemnification Agreement for Kevin Fallon

9.9      Topro & Newco Closing Certificates

9.10     Matters to be included in Brenman Key & Bromberg, PC, Opinion of
         Counsel

                               LIST OF SCHEDULES

1.1(d)   Officers and Directors of ACS to be elected on the Closing Date

1.4(b)   Product Amortizations

2.2      Topro Outstanding Options, Warrants and Registration Rights

2.7      Topro Legal Proceedings

3.1      ACS Subsidiaries

3.3      ACS Authority to enter into Agreement

3.5      ACS Material Changes since September 30, 1996

3.7      ACS Legal Matters

3.8      Material Agreements and Plans; ERISA

3.12     ACS Accounts Receivable Subject to Set off

3.13     ACS Shareholders

3.14     ACS Project Contracts and Job Orders Subject to Setoff

4.2      ACS Restricted Activities and Transactions

5.5      ACS Employees, Compensation and Benefits

5.8      Topro Restricted Activities and Transactions

9.8      Grant of Options to ACS Employees

                                 EXHIBIT 1.1(b)
                        ARTICLES OF INCORPORATION OF ACS

                                 EXHIBIT 1.1(c)
                                 BYLAWS OF ACS

                                  EXHIBIT 1.2
              AGREEMENT CONCERNING ADDITIONAL SHARE CONSIDERATION

                                  EXHIBIT 1.3
                                ESCROW AGREEMENT


                                  EXHIBIT 1.9
                                OPTION AGREEMENT


                                  EXHIBIT 3.12
                  ACS ACCOUNTS PAYABLE AND ACCOUNTS RECEIVABLE
                            AS OF DECEMBER 31, 1996


                                  EXHIBIT 8.5
                     SUBSCRIPTION AGREEMENT AND INVESTMENT

                                  EXHIBIT 8.6
             MATTERS TO BE INCLUDED IN JAY M. STARR OPINION LETTER

         (a) ACS and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the states of their respective organization and each is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business of ACS . No consent, authorization or order of, and no filing with, any court, government agency or other body is required in connection with the execution and delivery of the Agreement or the Exhibits and Schedules hereto (the "Acquisition Documents") and the consummation of the transactions herein and therein contemplated, except for compliance with any applicable federal and/or state securities laws.

         (b) ACS has full power and authority to execute and deliver this Agreement and the Acquisition Documents and to carry out the transactions contemplated thereby and ACS has taken all requisite corporate action to authorize the execution, delivery and performance of the Acquisition Documents. The Agreement and the Acquisition Documents have each been duly and validly authorized, executed and delivered by ACS and are valid and binding agreements enforceable in accordance with their terms.

         (c) Neither the execution and delivery of the Agreement or the Acquisition Documents, nor the consummation of any of the transactions contemplated therein, nor the compliance by ACS with the terms and provisions thereof, has conflicted with or will conflict with, or has resulted in or will result in any violation of, the provisions of the Articles of Incorporation or bylaws of ACS , or constitutes or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance on any property or assets of ACS pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money or any other material agreement or instrument to which ACS is a party or by which ACS may be bound.

         (d) The authorized capital stock of ACS consists of ___________ shares of $__ par value Common Stock ("ACS Common Stock") ; on the date of this Agreement, there are ______ shares of Common Stock issued and outstanding; as of the date of this Agreement, there are no other securities issued and outstanding, or if such securities do exist, such securities have been duly authorized, validly issued, and are fully paid and nonassessable. Except as disclosed in this Agreement (including any Schedule hereto), and, to the best of counsel's knowledge, there are (i) no existing rights of any ACS shareholder to require ACS to register any securities of ACS or to participate with ACS in any registration by ACS of its securities, and (ii) no outstanding warrants, options or rights to subscribe for or purchase any capital stock or other securities from ACS .

         (e) There is no litigation or government proceeding pending against, or involving the properties or business of ACS , which might materially and adversely affect the value or operation of the properties or the business of ACS .

         (f) Nothing has come to such counsel's attention that has caused them to believe that the Agreement or the Acquisition Documents contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Counsel's opinion as to the validity and enforceability of any and all contracts and agreements referenced herein may exclude any opinion as to the validity or enforceability of any indemnification or contribution provisions thereof, or as the validity or enforceability of any such contract or agreement may be limited by bankruptcy or other laws relating to or affecting creditor's rights generally and by equitable principles.

                                  EXHIBIT 8.7
                            ACS CLOSING CERTIFICATE


                                  EXHIBIT 8.11
                   FORM OF LOCK-UP LETTER - ACS SHAREHOLDERS


                                  EXHIBIT 8.12
             FORM OF INDEMNIFICATION AND HOLD HARMLESS AGREEMENT -
                      ACS EXECUTIVE OFFICERS AND DIRECTORS


                                  EXHIBIT 8.14
                  AGREEMENT FOR EXCLUSIVE SALES REPRESENTATION


                                EXHIBIT 8.15(a)
                 FORM OF EMPLOYMENT AGREEMENT FOR KEVIN FALLON


                                EXHIBIT 8.15(b)
               FORM OF INDEMNIFICATION AGREEMENT FOR KEVIN FALLON


                                  EXHIBIT 9.9
                       TOPRO & NEWCO CLOSING CERTIFICATES


                                  EXHIBIT 9.10
             MATTERS TO BE INCLUDED IN BRENMAN KEY & BROMBERG, P.C.,
                              OPINION OF COUNSEL

                                 SCHEDULE 1.1(d)
      OFFICERS AND DIRECTORS OF ACS TO BE ELECTED ON THE EFFECTIVE DATE

President - Kevin Fallon
CEO and Secretary - John Jenkins

Sole Director - John Jenkins

                                SCHEDULE 1.4(b)
                              PRODUCT AMORTIZATION

                                  SCHEDULE 2.2
           TOPRO OUTSTANDING OPTIONS, WARRANTS AND REGISTRATION RIGHTS

                                  SCHEDULE 2.7
                            TOPRO LEGAL PROCEEDINGS

                                  SCHEDULE 3.1
                                ACS SUBSIDIARIES

                                  SCHEDULE 3.3
                     ACS AUTHORITY TO ENTER INTO AGREEMENT

                                  SCHEDULE 3.5
                 ACS MATERIAL CHANGES SINCE SEPTEMBER 30, 1996

                                  SCHEDULE 3.7
                               ACS LEGAL MATTERS

                                  SCHEDULE 3.8
                    ACS MATERIAL AGREEMENTS AND PLANS; ERISA

                                 SCHEDULE 3.12
                   ACS ACCOUNTS RECEIVABLE SUBJECT TO SET OFF

                                 SCHEDULE 3.13
                                ACS SHAREHOLDERS

                                 SCHEDULE 3.14
             ACS PROJECT CONTRACTS AND JOB ORDERS SUBJECT TO SET OFF

                                  SCHEDULE 4.2
                   ACS RESTRICTED ACTIVITIES AND TRANSACTIONS

                                  SCHEDULE 5.5
                      ACS EMPLOYEE COMPENSATION & BENEFITS

                                  SCHEDULE 5.8
                  TOPRO RESTRICTED ACTIVITIES AND TRANSACTIONS

                                  SCHEDULE 9.8
                       GRANT OF OPTIONS TO ACS EMPLOYEES